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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-129587 on Form S-8 of our report dated March 31, 2009, relating to the 2008 consolidated financial statements of Amaru, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of Amaru, Inc.

/s/ Mendoza Berger & Company LLP


Irvine, California
January 22, 2010